Ex 99.1

NEWS RELEASE

Contact: Dollar Financial Corp

Financial Dynamics

Mark McCall/Julie Prozeller (212) 850-5600

DOLLAR FINANCIAL CORP ANNOUNCES STOCK REPURCHASE PLAN

BERWYN, Pennsylvania, July 21, 2008 – Dollar Financial Corp (NASDAQ:DLLR — News), a leading international financial services company serving under-banked consumers, today announced that its Board of Directors has approved a stock repurchase plan, authorizing the Company to repurchase in the aggregate up to $7.5 million of its outstanding common stock, which is the maximum amount of common stock the Company can repurchase pursuant to the terms of its credit facility.

Jeff Weiss, the Company’s Chairman and Chief Executive Officer, said, “We are confident in our long-term growth strategy and believe our strong balance sheet provides ample cash to finance our various growth initiatives. The stock repurchase plan reflects our confidence in the markets that we serve and also represents another example of our continued commitment to creating long-term value for our shareholders.”

Under the program authorized by its Board of Directors, the Company may repurchase shares in open market purchases or through privately negotiated transactions as permitted under Securities Exchange Act of 1934 Rule 10b-18. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations, as determined by the Company’s management. The purchases will be funded from existing cash balances.

About Dollar Financial Corp
Dollar Financial Corp is a leading international financial services company serving under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, bill payment services, and legal document processing services.

At March 31, 2008, the Company’s global store network consisted of 1,454 stores, including 1,111 company-operated financial services stores and 343 franchised and agent locations in 32 states, Canada and the United Kingdom. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s financial products and services, principally check cashing and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.

Forward Looking Statement
This news release contains forward looking statements, including statements regarding the following: the Company’s stock repurchase plan; the Company’s future results, growth, guidance and operating strategy; the global economy; the developing regulatory environment in Canada; the impact of future development strategy, new stores and acquisitions; and of the performance of new products and services. These forward looking statements involve risks and uncertainties, including uncertainties related to the effects of changes in the value of the U.S. dollar compared to foreign currencies, risks related to the regulatory environment, current and potential future litigation, the integration and performance of acquired stores, the performance of new stores, the implementation and results of restructuring initiatives, the impact of debt financing transactions, the results of certain ongoing income tax appeals, and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, attain its published guidance metrics, or that ongoing and potential future litigation or that the various FDIC, Federal, state, Canadian or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in Form S-3 for the Company’s Senior Convertible Note offering filed with the SEC on September 20, 2007 and its fiscal 2007 annual report on Form-10K. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.